UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011 (October 28, 2011)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 28, 2011, Genesis Energy, L.P. (“Genesis”) entered into three definitive agreements to acquire from Marathon Oil Company (“Marathon Oil”) interests in several Gulf of Mexico crude oil pipeline systems, including its 28% interest in Poseidon Oil Pipeline Company, L.L.C., its 29% interest in Odyssey Pipeline L.L.C, and its 23% interest in the Eugene Island Pipeline System.  Marathon Oil is a wholly-owned subsidiary of Marathon Oil Corporation.  The Poseidon and Odyssey interests are subject to the expiration or waiver of rights of first refusal, and Genesis is not obligated to consummate any transaction unless it is ultimately successful in acquiring the interest in Poseidon.  Additionally, Marathon Oil has the right to dispose of certain of the other oil pipeline assets prior to any final closing of a transaction with Genesis.

The net purchase consideration for all of the assets, subject to usual and customary adjustments for debt, working capital and other items, is $205.76 million, which includes an estimated $29 million valuation of crude oil line fill at current market prices owned by the interests to be acquired.  Genesis intends to finance the transaction with the more than $400 million of funds available under its revolving credit facility and expects the transaction to close before year end.

Genesis and Marathon Oil have made customary representations, warranties and covenants in the definitive agreements and the completion of the acquisition is subject to the satisfaction or waiver of customary conditions, including receipt of all applicable consents and approvals and the expiration or waiver of a right of first refusal applicable to the Poseidon interest.  In addition, the Odyssey interest (with a purchase price of $17.50 million, subject to adjustment) will be excluded from the acquisition if the right of first refusal related thereto is exercised by the co-owner of Odyssey.  The purchase price for the acquisition is subject to customary adjustments, including for working capital.  The definitive agreements are subject to termination by either Genesis or Marathon Oil for various reasons, including their mutual written consent.

The representations and warranties of Genesis and Marathon Oil in the definitive agreements were made only for purposes of those agreements and as of specific dates and were solely for the benefit of the other party thereto.  The definitive agreements are contractual documents that establish and govern the legal relations among the parties thereto and are not intended to be a source of factual, business or operational information about Genesis or Marathon Oil and their respective subsidiaries or the interests to be acquired from Marathon Oil. The representations and warranties made by Genesis and Marathon Oil in the definitive agreements may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

A copy of the press release issued to announce the execution of the definitive agreements with Marathon Oil is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Genesis cautions readers that any forward-looking statements (statements that are not historical facts) in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology.  Genesis has based such forward-looking statements on its current expectations, assumptions, estimates and projections.  While Genesis believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control.  For example, conditions to the closing of the definitive agreements may not be satisfied, and the acquisition may involve unexpected costs, liabilities, or delays.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Genesis’ filings with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made.  Genesis undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Item 9.01.  Financial Statements and Exhibits

 (d)  Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

99.1	Genesis Energy, L.P. press release, dated October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P., by
GENESIS ENERGY, LLC, its sole general partner
Date: November 2, 2011	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer